                                                                   EXHIBIT 10.29

                                FIRST AMENDMENT
                                       TO
                          LOAN AND SECURITY AGREEMENT


     This FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT, dated as of February 20, 1998, is entered into by and between EXODUS COMMUNICATIONS, INC., a Delaware corporation ("Borrower"), MMC/GATX PARTNERSHIP NO. I and TRANSAMERICA BUSINESS CREDIT CORPORATION (collectively, the "Lenders").


                                    RECITALS
                                    --------

     A. Borrower and the Lenders are parties to a Loan and Security Agreement, dated as of December 31, 1997 (the "Loan Agreement") pursuant to which the Lenders agreed, subject to the terms and conditions set forth in the Loan Agreement, to make a loan to Borrower of $8,000,000.

     B.   Borrower and the Lenders wish to amend the Loan Agreement.


                                   AGREEMENT
                                   ---------

     NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower and the Lenders hereby agree as follows:

     1.   Definitions; Interpretation.  Unless otherwise defined herein, all
          ---------------------------
capitalized terms used herein and defined in the Loan Agreement shall have the respective meanings given to those terms in the Loan Agreement. Other rules of construction set forth in the Loan Agreement, to the extent not inconsistent with this Amendment, apply to this Amendment and are hereby incorporated by reference.

     2.   Amendment to Loan Agreement.  Section 2.01(c) of the Loan Agreement
          ---------------------------
shall be amended to read in its entirety as follows:

          (c) Payments of Principal and Interest.  Borrower shall make payments
              ----------------------------------
     of accrued interest only on the outstanding principal amount of the Loan on each Payment Date, commencing on the next Payment Date after the Loan is made, through and including December 1, 1998. If not earlier prepaid pursuant to Section 2.02(e), on January 4, 1999, Borrower shall repay the entire outstanding principal amount of the Loan, plus accrued interest through and including such date. Notwithstanding the preceding sentence, if Borrower closes an initial public offering of its common stock having aggregate net proceeds of not less than $25,000,000, prior to January 4, 1999, then Borrower shall make twelve payments of interest only on the principal amount of the Loan on each Payment Date occurring after the funding of the Loan and on the next Payment Date thereafter the Borrower shall have the option to either (i) repay the entire principal amount of the Loan plus accrued interest on such Payment Date, or (ii) make equal payments of principal plus accrued interest beginning on such Payment Date and continuing on each remaining Payment Date thereafter occurring during 1999, such payments to be in an amount which would fully amortize the principal balance of the Loan. Borrower shall give Lenders at least fifteen (15) days' notice of its intention to elect the option set forth in clause (ii) of the preceding sentence. If Borrower does not give such notice, it will be deemed to have elected the option set forth in clause (i).

     3.   Effectiveness.  This Amendment shall be effective upon execution by
          -------------
each of Borrower and the Lenders.

     4.   Effect of Amendment.  On and after the date hereof, each reference to
          -------------------
the Loan Agreement in the Loan Agreement or in any other document shall mean the Loan Agreement amended by this Amendment. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power, or remedy of the Lenders, nor constitute a waiver of any provision of the Loan Agreement.

     5.   Representations and Warranties.  Borrower hereby represents and
          ------------------------------
warrants to the Lenders that:

          (a) Borrower is a corporation duly organized, validly existing and in good standing under the laws of Delaware and is duly qualified and authorized to do business in the state of California; (ii) Borrower has the full corporate power, authority and legal right and has obtained all necessary approvals, consents and given all notices to execute and deliver this Amendment and perform the terms; (iii) there is no action, proceeding or claim pending or, insofar as Borrower knows, threatened against Borrower or any of its subsidiaries before any court or administrative agency which might have a materially adverse effect on the business, condition or operations of Borrower or such subsidiary; and
(iv) this Amendment has been duly executed and delivered by Borrower and constitutes the valid, binding and enforceable obligation of Borrower.

          (b) No Default or Event of Default under the Loan Agreement has occurred and is continuing.

     6.   Full Force and Effect.  Except as amended above, the Loan Agreement
          ---------------------
remains in full force and effect.

     7.   Headings.  Headings in this Amendment are for convenience of reference
          --------
only and are not part of the substance hereof.

     8.   Governing Law.  This Amendment shall be governed by and construed in
          -------------
accordance with the laws of the State of California without reference to conflicts of law rules.

     9.   Counterparts.  This Amendment may be executed in any number of
          ------------
identical counterparts, any set of which signed by all of the parties hereto shall be deemed to constitute a complete, executed original for all purposes.

     IN WITNESS WHEREOF, Borrower and the Lenders have caused this Amendment to be executed as of the day and year first above written.

                                    EXODUS COMMUNICATIONS, INC.



                                    By:     /s/ Richard S. Stoltz
                                       --------------------------------------
                                    Name:   Richard S. Stoltz
                                         ------------------------------------
                                    Title:  Chief Financial Officer
                                          -----------------------------------


                                    MMC/GATX PARTNERSHIP NO. I

                                    By:   Meier Mitchell & Company,
                                          as Agent


                                    By:     /s/ James V. Mitchell
                                       --------------------------------------
                                    Name:   James V. Mitchell
                                         ------------------------------------
                                    Title:  Secretary
                                          -----------------------------------


                                    TRANSAMERICA BUSINESS CREDIT CORPORATION


                                    By:     /s/ Gerald A. Michaud
                                       --------------------------------------
                                    Name:   Gerald A. Michaud
                                         ------------------------------------
                                    Title:  Senior Vice President
                                          -----------------------------------